Exhibit  23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To  the  Board  of  Directors
Victor  Industries,  Inc.


As independent certified public accountants, we hereby consent to the use of our report dated April 4, 2002 with respect to the financial statements of Victor Industries, Inc. included in their annual report on Form 10-KSB filed on April 4, 2002 with the Securities Exchange Commission, and incorporated by reference into this Registrations Statement on Form S-8.




/s/David  I.  Tow  CPA
----------------------
David  I.  Tow  CPA